Exhibit 10.28

SOLID BIOSCIENCES INC.

Restricted Stock Unit Agreement

Solid Biosciences Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2020 Equity Incentive Plan.  The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Solid Biosciences inc.

Signature of Participant	By:
Name of Officer
Street Address		Title:

City/State/Zip Code

ActiveUS 179511573v.1

Solid Biosciences Inc.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1.Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2020 Equity Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”).  Each RSU represents the right to receive one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

2.Vesting.  The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”).  Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs.  Upon the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7.  The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.Forfeiture of Unvested RSUs Upon Cessation of Service.  In the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation.  The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.  The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of RSUs under the Plan.

4.Restrictions on Transfer.  The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.Rights as a Stockholder.  The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.Provisions of the Plan.  This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.Tax Matters.

(a)Acknowledgments; No Section 83(b) Election.  The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs.  The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b)Responsibility for Taxes; Withholding.  The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all federal, state, local or other taxes of any kind related to the Participant’s participation in the Plan and legally applicable to the Participant is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company. The Participant acknowledges and agrees that in order to satisfy any applicable withholding with respect to the vesting of the RSUs, the Company has the right at its discretion to (i) deduct from payments of any kind otherwise due to the Participant the amount of any such required withholding obligations, or (ii) (A) withhold from shares of Common Stock to be issued to Participant upon vesting of the RSUs, or (B) cause its transfer agent and any manager of the Company’s equity incentive plan benefits to sell from the number of shares of Common Stock to be issued to Participant upon vesting of the RSUs, that number of shares of Common Stock necessary to satisfy all withholding , along with any applicable third-party commissions. The Participant further acknowledges that if none of the foregoing actions is taken by the Company to satisfy withholding obligations, under applicable law the Participant will owe taxes on the vesting date of RSUs issued hereunder on the portion of the award then vested and the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.  The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.Miscellaneous.

(a)Section 409A.  The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”).  The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(b)Participant’s Acknowledgements.  The Participant acknowledges that he or she:  (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future.